Exhibit 10.1

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Contract No 840/08625142/31/92-19 Dated 26.07.2019
THE SELLER Joint Stock Company «Isotope», (JSC «Isotope») Pogodinskaya str., 22, Moscow, 119435, Russia. Phone: +7(495) 981-96-16.
THE BUYER The Company IsoRay Medical Inc. 350 Hills Street, Suite 106 Richland, WA 99354-5411 USA
THE CONSIGNEE The Company IsoRay Medical Inc. 350 Hills Street, Suite 106 Richland, WA 99354-5411 USA Contact person: Krista Cline, tel: 509.375.1202 Airport of destination: Seattle, USA.
NOTIFICATION FedEX Trade Networks 16353 NE Cameron Blvd Portland, Oregon 97230 USA Phone: +1503-255 1391 ext.14
TERMS OF DELIVERY FCA airport Yekaterinburg or Moscow airport, Russian Federation (Incoterms 2010)

THE MANUFACTURER

“Institute of Nuclear Materials” Joint Stock Company (“INM” JSC)

P.O.Box 29, Zarechny,

Sverdlovsk Region, Russia, 624250

Tel.: +7 (343 77) 350 01

Fax: +7 (343 77) 733 46

E-mail: irm@irmatom.ru

THE SHIPPER

- “Institute of Nuclear Materials” Joint Stock Company (“INM” JSC)

P.O.Box 29, Zarechny,

Sverdlovsk Region, Russia, 624250

Tel.: +7 (343 77) 350 01, Fax: 7 (34377) 333 96

or

-              Joint Stock Company «Isotope»,

(JSC «Isotope»)

Pogodinskaya str., 22, Moscow, 119435, Russia.

Phone: +7(495) 981-96-16

or

-             MedikoPharma-Ural LLC

620109 Sverdlovskaya region,

Yekaterinburg, Krulya Street, 2, apartment 192

Tel.: 8(343) 270-75-29

E-mail:8(343) 270-75-29

THE END USER The Company IsoRay Medical Inc. 350 Hills Street, Suite 106 Richland, WA 99354-5411 USA
THE BUYER and THE SELLER have mutually agreed that during the August 2019 - December 2020 under the present Contract the Sellers will deliver the following Goods to the Buyers:
Total activity of the shipments on calibration date not more than, Ci	Price, USD/Ci,	Total, USD
[**]	[**]	[**]
The Goods are to be shipped in non-returnable type A transport packing sets. The value of the packing sets is included into the Goods price.
Minimum activity of one shipment – [**] on the calibration date.
The Amount of the Contract: [**].

The above number of Goods and total amount of the contract are to be understood as frame value only, whereas the actual number of the Goods, quality parameters and total amount of the Contract will be based on the Buyer’s written orders, confirmed by the Seller, by means of sending to the Buyer the acceptation of the Buyer’s order.

The order must be sent to the Sellers not later than 3 weeks before planning delivery date mentioned in the order.

Total activity of the lot of goods is established in accordance with the calibration date (Tuesday of the week following the week of delivery) provided in the Buyers written order set to 12:00 p.m. (noon) Pacific Standard Time.

Each quarter the Buyer shall send to the Seller and the Manufacturer preliminary shipment schedule for production planning purposes.

The Parties shall sign new Contract or sign Addendum to the present Contract for increase of supplied activity of the Goods in case the whole above contracted activity is supplied.

Purpose of use:

The goods will be used in the USA by the End User for the production of medical sources.

The Goods will not be re-exported by the End user.

The goods supplied under the present contract will not be used to create weapons of mass destruction and their means of delivery.

Special conditions:

The Buyer warrant to the Seller that all data and records regarding the Buyer’s entire ownership chain and leadership including beneficiaries including ultimate beneficiaries submitted electronically from the Buyer’s e-mail address to the Seller’s e-mail address isotop@isotop.ru, (further herein referred to as “Information”) are full, accurate and true.

In the event of change in the Buyer’s Information, the Buyer shall notify the Seller in writing within 5 (Five) days of such change which notice shall be supported by copies of relevant records, either notarized or undersigned by the duly authorized signatory.

In accordance with the applicable laws of the Russian Federation the Buyer hereby agrees and acknowledges consent of all concerned or affiliated persons to present the Information, for the disclosed Information to be processed by the Seller, and for further disclosure of the Information in whole or in part by the Seller to competent authorities including Federal Tax Service of Russia, Russian Ministry of Energy, Federal Service for Fiscal Monitoring, and Russian Government, and further processing of disclosed Information by such authorities (further herein referred to as Disclosure). The Buyer hereby discharges the Seller from all liability resulting from such Disclosure and is liable to reimburse to the seller any damages, losses and expenses incurred due to raising any claims by any third party, whose rights were or may be infringed by such Disclosure.

Both the Buyer and the Seller confirm that the provisions of the present Contract about granting of Information and maintain of Information updated recognized by them as substantial terms and conditions of the present Contract. Rejection or failure to disclose Information, including notice of change of Information together with supporting documents, in a timely and accurate manner, in whole or in part, is considered a valid reason to terminate the Contract at the Seller’s sole discretion and make claims against the Buyer to reimburse damages resulting from such termination. The Contract shall be deemed terminated as of date of receipt of written notice of the Seller by the Buyer unless a later date is specified in such notice.

While executing the present Contract, the Parties are complying and shall comply with all the applicable laws and regulations, including any anti-bribery and anti-corruption laws.

The Parties or any of their officials, employees, shareholders, representatives, agents, or any persons acting on behalf or by request of any Party under this Contract, shall not directly or indirectly, under commercial relationships with other businesses or public sector, offer, give, execute, or agree to offer, give, execute (independently or by agreement with other persons) any payment, gift, or other benefit with the purpose of executing any provisions of the present Contract, if such actions violate any anti-bribery or anti-corruption laws or regulations applicable to the Parties.

All other terms and conditions of the Contract are nominated in Appendixes 1 and 2 to one and are the integral parts thereof.
The Contract and any Appendixes and Addenda to it shall be considered legally binding if provided by E-mail.
Present contract is coming in force from the date of signing and will be valid till March 31, 2021.

THE SELLER	THE BUYER
/s/ Boris Akakiev, Acting Director General	/s/ Lori A. Woods, CEO, Dated: July 30, 2019

TERMS OF PAYMENT

APPENDIX No 1

to Contract No.

dated 26.07.2019

Payment is to be made by the BUYER in USD within 30 (thirty) calendar days from the date of delivery of the goods.

The payment is to be made by the Buyer to the following Seller’s account:

Joint Stock Company “Isotope” (JSC “Isotope”),

119435, Moscow, 22 Pogodinskaya str.

Acc. No [**] in Gazprombank (Joint-stock Company)

SWIFT: GAZPRUMM

The payment is to be received on the above mentioned account of the Seller not later than in 50 (fifty) calendar days from the date of the delivery of the goods.

All expenses and commission fees of the Buyers Bank are to be paid by the Buyers, all expenses and commission fees of other Banks, including correspondent Banks, are to be paid by the Sellers. In case correspondent Banks and the Sellers Bank deduct their expenses and commission fees from the payment, the payment is due to the Sellers less expenses and commission fees deducted by corresponding Banks and the Sellers Bank.

The Buyer`s payment obligation is considered to be fulfilled at the moment when the payment is actually received at above mentioned final account of the Seller.

THE SELLER	THE BUYER
/s/ Boris Akakiev, Acting Director General	/s/ Lori A. Woods, CEO, Dated: July 30, 2019

APPENDIX No 2

to Contract No.

dated 26.07.2019  18 September .2017

GENERAL CONDITIONS OF DELIVERY

1. Terms of delivery.

1.1.When delivering the goods on terms under FCA Yekaterinburg or Moscow (INCOTERMS 2010) the Sellers shall hand over the goods to the carrier named by the Buyers, or, if such a carrier has not been named by the Buyers, to the carrier at the Sellers’ discretion as well as conclude at the expense of the Buyers an agreement to transport the goods to the agreed place of destination. The air freight, charged at the place of departure shall be reimbursed by the Buyers to the Sellers against the Sellers’ invoice.

Terms of payment for the air freight – within 30 (thirty) calendar days from date of the Sellers` invoice. It is allowed to pay for the air freight 1 (once) per month.

1.2. The title as well as all the risks which the goods may be subject to, shall be transferred to the Buyers from the [**].

1.3. The [**].

2. The quality of goods.

2.1.The quality of goods shall conform to the technical specifications of the Contract and shall be certified by a quality certificate, issued by the manufacturer of the goods or by a letter of warranty of the Sellers.

3. The quantity of goods.

3.1. The quantity of dispatched goods in Curie shall be certified by either shipping specification, issued by the manufacturer of the goods or the Sellers, or the packing list dependant on the nature of goods. Discrepancy between the manufacturer ‘s results of activity measurement and the end user’s results within 5% should be considered a measurement error and cannot serve as a basis for the claims on the quantity of Goods.

4. Terms of transportation.

4.1. Not later than [**] prior to the beginning of the month of delivery, the Buyers shall give to the Sellers appropriate instructions as per dispatch of the goods and advise on all relevant shipping details. If the Buyers shall not timely advise on any data, the lack of which render the shipment of goods impossible, the Buyers shall bear all additional costs and shall take all the risks which the goods, prepared for shipment may be subject to, starting from the agreed date of delivery or on the expiry of the agreed time of delivery.

5.Shipping notice.

5.1. In case of shipment by air the Sellers shall send by e-mail transmission not later than the shipping date the following information:

- date of shipment;

- name of goods;

- quantity of goods;

- number of Contract;

- number of flight and air waybill.

6.Acceptance of the goods.

6.1. The goods shall be considered as transferred by the Sellers and accepted by the Buyers:

- by gross weight and number of pieces as per the air waybill;

- by net weight and Curie as per shipping specification or packing list accordingly;

- by quality as per the certificate of quality.

7.Claims.

7.1. In case the quality incompliance of the goods with the terms of the Contract is revealed on the arrival of the goods to the place of destination, under conditions that exclude liability of the carrier or in case of shortfall inside the intact original package of the goods’ producer, i.e. when lacking of traces of access to the goods in transit, the Buyers shall be entitled to assert a claim on the Sellers.

7.2. Claims for stable isotopes and isotopes with half-live more than 90 days may be made not later than [**] form the delivery date.

7.3. Claims in respect of quality and quantity should be accompanied by the Statement, drawn up at the place of destination with participation of the Sellers’ representative or by the Statement of an official control organization of the Buyers’ country.

7.4. The Sellers is liable for alternation in quality of goods and commodities or for shortage of them after risks pass to the Buyers only in case they occurred through the fault of the Sellers. The liability of the Sellers is restricted by the cost of the claimed lot of goods and commodities.

7.5. In case of delay in delivery of goods through the Buyers’ fault, the Sellers does not bear responsibility for change in quality of goods, which occurred because of the radioactive decay of isotopes.

7.6. No claims made for any lot of the goods may be a reason for the Buyers not to accept the goods or not to pay for them as far as other deliveries under the present Contract.

7.7. Any case of return shipments effected by the Buyers must be preliminary agreed upon with the Sellers. Should the goods be returned without prior agreement the Sellers is not liable for compensation of the losses suffered by the Buyers.

7.8. In case of return of the claimed goods the Buyers is to deliver the goods in packing which securing safety of goods during transportation.

8. Penalties.

8.1. In case of delay in payment against the date stipulated in the Contract the Buyers is to pay the penalty amounted to [**] for each day of delay but no more than [**] of delivered value.

8.2. In case the delay in payment exceeds terms stated in the present Contract, the Sellers has the right to demand reimburse the expenses related to the payment of the penalties imposed on the Sellers under the Russian legislation.

8.3. The obligation of the defaulting party to pay the penalty will arise upon written demand submitted by the other party.

9. Licenses.

9.1. The Sellers is obliged at his risk and expenses to receive the Export License, and the Buyer or the End User – the Import License.

9.2. The Buyers is obliged to advise the Sellers on obtaining the License for importation of goods under the present Contract, in case of necessity of such License not later than 30 days prior to the month of delivery.

10. Force majeure.

10.1. Neither Party shall bear responsibility for the complete or partial non-performance of any of its obligations (except for failure to pay any sum which has become due under the provisions hereof), if the non-performance results from such circumstances as flood, fire, earthquake and other acts of God as well as war, military operations, blockade, acts or actions of state authorities or any other circumstances beyond the Parties control that have arisen after the conclusion of the Contract. In this case the time stipulated for the performance of an obligation under the Contract is extended correspondingly for the period of time of action of these circumstances and their consequences.

10.2. The Party for which the performance of an obligation became impossible shall immediately notify in written form the other Party of the beginning, expected time of duration and cessation of the above circumstances. Certificate of a Chamber of Commerce (Commerce and Industry) or other competent authority or organization of the respective country shall be a sufficient proof of commencement and cessation of the above circumstances.

11. Arbitration.

11.1. All disputes or differences which may arise out of or in connection with the present Contract are to be settled by Arbitration in accordance with the UNCITRAL Rules as are at present in force. The place of Arbitration shall be Stockholm, Sweden. The appointing authority shall be Chamber of Commerce in Stockholm.

11.2. The arbitral tribunal shall be composed of 3 arbitrators. Each Party shall appoint one arbitrator. The two appointed in such manner arbitrators elect the third arbitrator who serves as an umpire – the chairman of Arbitration court.

11.3. The present Contract is governed by the substantive law of Sweden with the exclusion of the provisions of conflict of laws. The language to be used in the arbitration proceeding shall be English. The award of the Arbitration is final and binding upon both parties. All expenses with respect to the Arbitration shall be born by the losing Party except otherwise mentioned by the Arbitration award.

12. Other conditions.

12.1. All taxes, duties, fees and other expenses whatsoever connected with the fulfilment of the Contract on the territory of the Sellers’ country are to be paid by the Sellers and beyond it – at the expenses of the Buyers.

12.2. Neither of the parties is entitled to transfer its rights and obligations under the Contract to any third party without the written consent of the other Party.

12.3. Any alternations and/or appendices to the Contract are valid only if they are made out in the written form and signed by the duly authorized representatives of the Parties.

12.4. The Parties undertake to maintain confidentiality with respect to the information contained in this contract and also concerning information about of the Party financial, economic or other activities that was provided to the other Party or became known in connection with this Contract preparation or execution. The Parties have the right to transfer information relating to this Contract with the prior consent of the other Party.

The provisions of this section regarding Confidentiality will remain in force for 3 (three) years after expiration of this Contract.

Restrictions on disclosure of confidential information will not apply if such disclosure is required to comply with the requirements of the legislation of Sweden.

In case of necessity of transfer by the Seller to the Buyer of information constituting a commercial secret of the Seller, the Parties undertake to conclude a Non-disclosure Agreement, otherwise such information will not be provided.

The parties acknowledge that the information contained in this contract may be disclosed by one of the Parties without the consent of the other party to the following third parties: organizations that maintain accounting and tax records, auditors, accounting and tax accounting consultants to ensure the effective implementation of this contract and provided that such third parties to whom the said information is to be disclosed, are aware of the confidential nature of such information and have assumed a written obligation compliance with the confidentiality concerning the information provided to them.

12.5.All Appendixes mentioned in the Contract are its integral parts.

12.6. After the signing of the Contract all preceding negotiations and correspondence connected with it are out of force.

12.7. Moscow is considered to be the place of the Contract signing.

12.8. E-mail signature of the Contract and all Appendixes and Addendums is permissible.

12.9. The present Contract is signed in Russian and English, in duplicate, one original for each party concerned. English text is prevailing.

12.5.All Appendixes mentioned in the Contract are its integral parts.

12.6. After the signing of the Contract all preceding negotiations and correspondence connected with it are out of force.

12.7. Moscow is considered to be the place of the Contract signing.

12.8. E-mail signature of the Contract and all Appendixes and Addendums is permissible.

12.9. The present Contract is signed in Russian and English, in duplicate, one original for each party concerned. English text is prevailing.

THE SELLER	THE BUYER
/s/ Boris Akakiev, Acting Director General	/s/ Lori A. Woods, CEO, Dated: July 30, 2019

APPENDIX 3 to Contract No Date of signing: PRODUCT QUALITY REQUEREMENTS
1. Physical form. 1.1. Dried product with solids content of approximately [**] per shipment.
2. Chemical form. 2.1. Àny soluble salt of Cesium. There are no requirements for the determination of the specific chemical composition of the Cesium salt.

3. Radiochemical purity.

3.1. Cs isotopes activity ratios per calibration (alert levels):

Cs-132/Cs-131:< [**];

Cs-134/Cs-131:< [**];

Cs-136/Cs-131:< [**];

Cs-137/Cs-131: < [**];

3.2. Impurities activity ratios per calibration (alert levels):

Ba-131/Cs-131: < [**];

Ba-133/Cs-131: < [**];

La-140/Cs-131: < [**];

Co-60/Cs-131: < [**];

Sb-122/Cs-131: < [**];

Sb-124/Cs-131: < [**];

Au-198/Cs-131: < [**];

Zn-65/Cs-131: < [**];

Ir-192/Cs-131: < [**];

Sum of all other gamma emitters: <[**].

THE SELLER	THE BUYER
/s/ Boris Akakiev, Acting Director General	/s/ Lori A. Woods, CEO, Dated: July 30, 2019